33-________

                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D. C. 20549
                               --------
                               FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933
                               --------

                     EQUITABLE OF IOWA COMPANIES
        (Exact name of registrant as specified in its charter)


             IOWA                                    42-1083593
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)


              604 Locust Street, Des Moines, Iowa     50309
           (Address of Principal Executive Offices) (Zip Code)


                     EQUITABLE OF IOWA COMPANIES
            1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                       (Full title of the Plan)

                           JOHN A. MERRIMAN
      Secretary and General Counsel, Equitable of Iowa Companies
              604 Locust Street, Des Moines, Iowa  50309
               (Name and address of agent for service)

                            (515) 245-6787
   (Telephone number, including area code of agent for service of process)

                CALCULATION OF REGISTRATION FEE

_____________________________________________________________________________
Title          Amount           Proposed       Proposed         Amount
Securities     to be            Maximum        Maximum          of
to be          Registered       Offering       Aggregate        Registration
Registered                      Price per      Offering         Fee
                                Share*         Price
_____________________________________________________________________________

Common Stock   60,000 Shares    $34.4375       $2,066,250.00    $712.44
_____________________________________________________________________________

*Pursuant to Rule 457(c) and (h), based on the average high and low prices of shares of the Registrant's common Stock as of April 23, 1996 on the New York Stock Exchange.







Cross Reference Sheet Showing Location
of Items Called for by Form S-8

Form S-8 Item No.                           Caption in Prospectus

1 ......................................... Not Applicable

2 ......................................... Not Applicable

                                            Caption in Registration Statement

3. ........................................ Incorporation of Documents
                                            by Reference

4 ......................................... Description of Securities

5 ......................................... Interests of Named Experts
                                            and Counsel

6 ......................................... Indemnification of Directors
                                            and Officers

7 ......................................... Exemption from Registration
                                            Claimed

8 ......................................... Exhibits

9 ......................................... Undertakings
































                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

a) The Company's latest annual report filed on Form 10-K, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which contains audited financial statements for the Company's latest fiscal year.

b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

c) The description of such class securities which is contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

d) The Company's definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders.

e) Information as to stock options, including the amount outstanding, exercises, prices and expiration dates, included in the Company's proxy statements, annual reports or appendices to the prospectus.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be supplemented, modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein supplements, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so supplemented, modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the securities offered hereby has been passed upon by John A. Merriman, Secretary and General Counsel to the Registrant, who holds options under existing stock incentive plans of the Registrant and who participates in employee benefit plans of the Registrant.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Restated Articles of Incorporation and Amended and Restated Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Iowa Business Corporation Act (the "IBCA"). The IBCA provides that a company may indemnify its officers and directors if (i) the person acted in good faith, and (ii) the person reasonably believed, in the case of conduct in the person's official capacity with the Company, that the conduct was in the Company's best interests, and in all other cases, that the person's conduct was at least not opposed to the Company's best interests, and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. The Company is required to indemnify officers and directors against reasonable expenses incurred in connection with any proceeding in which they are wholly successful, on the merits or otherwise, to which the person may be a party because of the person's position with the Company. If the proceeding is by or in the right of the Company, indemnification may be made only for reasonable expenses and may not be made in respect of any proceeding in which the person shall have been adjudged liable to the Company. Further, any such person may not be indemnified in respect to any proceeding that charges improper personal benefit to the person, in which the person shall have been adjudged to be liable.

The Company maintains directors' and officers' liability insurance, which indemnifies directors and officers of the Company against certain damages and expenses relating to claims against them by negligent acts, errors or omissions.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.


ITEM 8.   EXHIBITS

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.


ITEM 9.   UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the Registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report of the last fiscal year will be furnished to each such employee.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa on the 25th day of April, 1996.

                              EQUITABLE OF IOWA COMPANIES
                                   (Registrant)

                             By:/s/Fred S. Hubbell
                                ___________________
                                Fred S. Hubbell
                                President



                       POWER OF ATTORNEY

Know all men by these presents, that each of the undersigned hereby constitutes and appoints Fred S. Hubbell, Paul E. Larson and John A. Merriman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.





















     SIGNATURE                            TITLE                     DATE


/s/Fred S. Hubbell              Chairman of the Board,         April 25, 1996
_____________________________   President, Chief Executive
Fred S. Hubbell                 Officer, and Director
(principal executive officer)


/s/Paul E. Larson               Executive Vice President       April 25, 1996
_____________________________   and Chief Financial Officer
Paul E. Larson
(principal financial officer)

/s/David A. Terwilliger         Vice President, Controller,    April 25, 1996
_____________________________   and Treasurer
David A. Terwilliger
(principal accounting officer)


/s/Richard B. Covey             Director                       April 25, 1996
_____________________________
Richard B. Covey

/s/Doris M. Drury               Director                       April 25, 1996
_____________________________
Doris M. Drury

                                Director
_____________________________
James L. Heskett

/s/Richard S. Ingham, Jr.       Director                       April 25, 1996
_____________________________
Richard S. Ingham, Jr.

/s/Robert E. Lee                Director                       April 25, 1996
_____________________________
Robert E. Lee

/s/Jack D. Rehm                 Director                       April 25, 1996
_____________________________
Jack D. Rehm

                                Director
_____________________________
Thomas N. Urban

/s/Hans F.E. Wachtmeister       Director                       April 25, 1996
_____________________________
Hans F.E. Wachtmeister

/s/Richard S. White             Director                       April 25, 1996
_____________________________
Richard S. White





                      EQUITABLE OF IOWA COMPANIES

                    FORM S-8 REGISTRATION STATEMENT

                             Exhibit Index

Reg. S-K
Item 601
Exhibit No.                        Exhibit

4(a) Restated Articles of Incorporation as adopted by the shareholders on April 30, 1992. Exhibit C to the
               Registrant's March 20, 1992 Proxy Statement is incorporated herein by reference.

4(b) Amended and Restated Bylaws as adopted by the shareholders on April 30, 1992, filed as an Exhibit to Form 8-K dated November 11, 1991 is incorporated herein by reference.

4(c)           Rights Agreement, dated as of April 30, 1992, filed as
               Exhibit 1 to Registration Statement on Form 8-A, is incorporated herein by reference.

4(d) First amendment to Rights Agreement changing Rights Agent dated August 31, 1992, changing the Rights Agent filed as Exhibit 4(b)(ii) to Form 10-Q for the period ended September 30, 1992, is incorporated by reference.

4(e) Second amendment to Rights Agreement dated April 29, 1993, adjusting Purchase Price filed as Exhibit 2.2 to Form 8-A/A dated May 13, 1993, is incorporated by reference.

5              Opinion of John A. Merriman, General Counsel to
               Registrant

23(a)          Consent of Independent Auditors

23(b)          Consent of John A. Merriman, General Counsel to
               Registrant (included as part of Exhibit 5)

24             Powers of Attorney

99(a) Equitable of Iowa Companies 1996 Non-Employee Directors' Stock Option Plan as adopted by shareholders on April 25, 1996, filed as Exhibit A to the Registrant's March 12, 1996 Proxy Statement is incorporated herein by reference.

*Only pages of manually signed original of the Registration Statement are numbered sequentially.